Exhibit 10.1

August 1, 2016

Richard Phillips

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Re:	Amendment to Stock Option Grant Notice and Stock Option Agreement

Dear Dr. Phillips:

Reference is made to that certain Stock Option Grant Notice and Stock Option Agreement (“Stock Option Agreement”) between Puma Biotechnology, Inc., a Delaware corporation (the “Company”), and yourself, whereby the Company granted to you, pursuant to the Company’s 2011 Incentive Award Plan (as amended, the “Plan”), an option to purchase 25,000 shares of its common stock on April 15, 2016 (the “Stock Option”).  Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Stock Option Agreement.

This letter of amendment (“Letter of Amendment”) is intended to notify you that the Compensation Committee of the Board of Directors of the Company has approved an amendment to the Stock Option Agreement to extend the period during which you may exercise the Stock Option.  Section 3.3(c) of the Stock Option Agreement is amended to read as follows:

“(c)	The date that is one (1) year from the date of the Optionee’s Termination of Service by the Company without Cause or by the Optionee for any reason (other than due to death or disability);”

Except for the amendment set forth herein, the terms and conditions of the Stock Option Agreement shall remain unchanged and continue in full force and effect.  Please signify your acceptance of this Letter of Amendment and return a duplicate copy of this notice to Cheryl Collett, Vice President, Finance and Accounting of the Company, at CCollett@pumabiotechnology.com.

Very truly yours,

/s/ Alan H. Auerbach
Alan H. Auerbach
President and Chief Executive Officer
Puma Biotechnology, Inc.

Acknowledged and Agreed:

/s/ Richard Phillips
Richard Phillips
Date: 3 Aug 2016